UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

AUDACY, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14461	23-1701044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Prepackaged Debt Restructuring

Audacy, Inc. (the “Company” or “Audacy”) and certain of its direct and indirect subsidiaries (together with the Company, the “Debtors”), with the support of a supermajority of the Debtors’ first lien and second lien debtholders (the “Debtholders”), are in the process of implementing a comprehensive debt restructuring (the “Restructuring”) that will equitize approximately $1.6 billion of the Debtors’ funded debt, a reduction of 80% from approximately $1.9 billion to approximately $350 million. The Restructuring will be effectuated through a joint prepackaged plan of reorganization (the “Plan”) under voluntary petitions filed by the Debtors on January 7, 2024 (the “Chapter 11 Cases”) pursuant to Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

Information filed with the Bankruptcy Court in connection with the Restructuring is also accessible on the website of Audacy’s claims and noticing agent at https://dm.epiq11.com/Audacy. Such information is not part of this Current Report on Form 8-K.

Item 1.03.	Bankruptcy or Receivership.

On February 20, 2024, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”). The Debtors expect that the effective date of the Plan (the “Effective Date”) will occur as soon as all conditions precedent to the Plan have been satisfied, including approval from the Federal Communications Commission.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein. Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

The Plan of Reorganization and Treatment of Claims and Interests

The treatment of claims and interests of the Debtors’ creditors, and related recoveries of such creditors, under the Plan is as follows.

DIP Claims

Pursuant to procedures approved by the Bankruptcy Court, each holder of an Allowed DIP Claim was entitled to elect to have such DIP Claim paid in full in cash on the Effective Date or converted on a pro rata basis to First-Out Exit Term Loans on the Effective Date on a dollar-for-dollar basis (with any excess DIP Claims to be paid in full in cash). Pursuant to the Plan, holders of Allowed DIP Claims who, on or before February 12, 2024, elected to have their DIP Claims converted to First-Out Exit Term Loans will also receive, on the Effective Date, their pro rata share of the DIP-to-Exit Equity Distribution, which will include a distribution of Class A New Common Stock, Class B New Common Stock and/or Special Warrants, as applicable, which will constitute 10% of the New Common Stock issued and outstanding on the Effective Date (inclusive of the shares that may be issued in connection with the exercise of the Special Warrants, but excluding shares that may be issued in connection with the exercise of the New Second Lien Warrants, and subject to dilution on account of the MIP Equity and the New Second Lien Warrants).

First Lien Lenders

On the Effective Date, each holder of an Allowed First Lien Claim will receive, in exchange for settlement of its First Lien Claim, its pro rata share of:

•	the Second-Out Exit Term Loans; and

•	the First Lien Claims Equity Distribution.

The Second-Out Exit Term Loans refers to the loans documented by the Exit Term Loan Facility Credit Documents, in accordance with the Restructuring Support Agreement, in an amount equal to $250 million minus the principal amount of the First-Out Exit Terms Loans.

The First Lien Claims Equity Distribution will include a distribution of Class A New Common Stock, Class B New Common Stock and/or Special Warrants, as applicable, which will constitute a combined 75% of the New Common Stock issued and outstanding on the Effective Date (inclusive of the shares that may be issued in connection with the exercise of the Special Warrants, but excluding shares that may be issued in connection with the exercise of the New Second Lien Warrants, and subject to dilution on account of the MIP Equity and the New Second Lien Warrants).

Second Lien Noteholders

On the Effective Date, each holder of an Allowed Second Lien Notes Claim will receive, in exchange for settlement of its Second Lien Notes Claim, its pro rata share of the Second Lien Notes Claims Equity Distribution. Such distribution will include a distribution of (a) Class A New Common Stock, Class B New Common Stock and/or Special Warrants, as applicable, which will constitute a combined 15% of the New Common Stock issued and outstanding on the Effective Date (inclusive of the shares that may be issued in connection with the exercise of the Special Warrants, but excluding shares that may be issued in connection with the exercise of the New Second Lien Warrants, and subject to dilution on account of the MIP Equity and the New Second Lien Warrants) and (b) the New Second Lien Warrants.

General Unsecured Claims

Each holder of an Allowed General Unsecured Claim will receive either (a) payment in full in cash, or (b) such other treatment as to render such holder unimpaired in accordance with Section 1124 of the Bankruptcy Code. No holder of an Allowed General Unsecured Claim will receive any distribution for any claim that has previously been satisfied pursuant to a final order of the Bankruptcy Court.

Intercompany Claims and Interests

On the Effective Date, each Intercompany Claim and each Intercompany Interest will be reinstated, compromised, or canceled and released without any distribution.

Existing Parent Equity Interests

On the Effective Date, all Existing Parent Equity Interests will be cancelled, released, discharged, and extinguished and shall be of no further force or effect, and holders of Existing Parent Equity Interests shall not receive any distribution on account of such Existing Parent Equity Interests.

Share Information

As of December 31, 2023, there were 4,862,027 shares of Audacy’s Class A common stock and 134,839 shares of Audacy’s Class B common stock outstanding.

On the Effective Date, all Existing Parent Equity Interests will be cancelled and Reorganized Parent will issue the Plan Securities, including the New Common Stock, the Special Warrants, and the New Second Lien Warrants, to holders of Allowed DIP Claims that convert to First-Out Exit Term Loans, holders of Allowed First Lien Claims and holders of Allowed Second Lien Notes Claims, in each case, in exchange for claims against the Debtors. The Plan Securities issued on the Effective Date will be subject to dilution by any New Common Stock issued pursuant to a post-emergence management incentive plan.

Post-Emergence Governance and Management

After the Restructuring, Reorganized Parent does not intend to list the New Common Stock on any securities exchange or to become subject to statutory public reporting obligations, unless required by applicable law. The new governance documents following the Effective Date will contain, among other things, customary protections for minority equityholders. The new board of directors shall be comprised of seven members nominated as follows, subject to certain conditions: (a) five members nominated by the Ad Hoc First Lien Group, one of which will serve as chairman; (b) one member nominated by the Ad Hoc Second Lien Group (which member must be to the reasonable satisfaction of the Required Consenting First Lien Lenders and be an “industry” expert or specialist); and (c) David Field while employed by Reorganized Parent or its subsidiary or affiliate.

Releases and Exculpation

The Plan contains certain release and exculpation provisions that provide releases for the benefit of the Debtors, certain other stakeholders and parties in interest and their respective affiliates, in each case, as further set forth in Article X of the Plan.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of Audacy as of the most recent practicable date can be found in Audacy’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2023.

Item 7.01.	Regulation FD Disclosure.

On February 20, 2024, the Company issued a press release announcing the Bankruptcy Court’s confirmation of the Plan. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and are subject to certain risks and uncertainties, including the Company’s ability to obtain regulatory approval for emergence from Chapter 11 protection, its anticipated future financial or operational results and its ability to capitalize on its anticipated capital structure. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the SEC. All of the forward-looking statements in this Current Report on Form 8-K are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Debtors’ Joint Prepackaged Plan of Reorganization for Audacy, Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, dated February 20, 2024.

99.1	Order Confirming Debtors’ Disclosure Statement and Confirming Debtors’ Joint Prepackaged Plan of Reorganization, dated February 20, 2024.

99.2	Press release, dated February 20, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

Dated: February 21, 2024